CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our reports dated April 25, 2012, relating to the financial statements and financial highlights which appear in the February 29, 2012 annual reports to shareholders of Invesco Municipal Bond Fund, one of the funds constituting AIM Investment Securities Funds (Invesco Investment Securities Funds) and Invesco Municipal Income Fund (formerly the Invesco Van Kampen Municipal Income Fund), one of the funds constituting AIM Tax-Exempt Funds (Invesco Tax-Exempt Funds), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights” in the prospectuses and “Other Service Providers” in the statements of additional information with respect to Invesco Municipal Bond Fund and Invesco Municipal Income Fund which are incorporated by reference into the Registration Statement.
/s/ PricewaterhouseCoopers LLP
Houston, Texas
January 10, 2013